Exhibit 99.1

Contact:

Jeffrey M. Kreger

Chief Financial Officer

(720) 697-5200

Jeffrey.kreger@bioscrip.com

BioScrip Reports Second Quarter 2016 Financial Results

Q2 Consolidated Revenue of $232.5 Million, Loss from continuing operations, net of income taxes of $(8.3) Million and Adjusted EBITDA of $10.4 Million

Full Year 2016 Guidance Updated to Reflect Pending Acquisition of Home Solutions

DENVER, CO, August 8, 2016 – BioScrip, Inc. (NASDAQ: BIOS) (“BioScrip” or the “Company”) today announced financial results for the second quarter 2016. For the second quarter, the Company reported revenue from continuing operations of $232.5 million, net loss from continuing operations of ($8.3) million and diluted EPS of ($0.14) loss per share.

Second Quarter Highlights

•	Net revenue for the second quarter 2016 was $232.5 million, a decrease year over year as anticipated in connection with the ongoing shift in revenue mix to a greater percentage of core infusion revenue and less lower margin chronic infusion revenue;

•	Consolidated Loss from continuing operations, net of income taxes of $8.3 Million, an improvement of $236.6 million compared to Loss from continuing operations, net of income taxes of $244.9 million in the prior year second quarter. The year over year improvement was due to the improved operating performance of the Company in 2016 combined with the fact that prior year second quarter 2015 included a significant non-cash cost associated with the impairment of goodwill, which did not recur in 2016;

•	Consolidated Adjusted EBITDA was $10.4 million for the second quarter 2016, up $14.7 million compared to consolidated Adjusted EBITDA of a negative ($4.4) million in the prior year second quarter. The year over year increase was due to the success of the Company’s operating improvement initiatives to further reduce costs and focus more directly on its core infusion business; and,

•	Infusion Services Adjusted EBITDA (which excludes corporate overhead costs) was $19.3 million, or 8.3% of revenues, for the 2016 second quarter, representing an increase of $12.9 million over the second quarter of 2015.

Rick Smith, President and Chief Executive Officer stated, “We are pleased with our second quarter results, during which BioScrip delivered its lowest loss from continuing operations and its strongest Adjusted EBITDA since 2013. Our solid quarter demonstrates the significant progress we have made since beginning to implement our operational improvement initiatives.”

Smith added, “BioScrip is poised to enter into its next phase following the completion of our acquisition of Home Solutions, which we anticipate will add double-digit organic core revenue growth to our platform and support stronger patient census levels. We are on track to close the Home Solutions transaction in September and expect a smooth and successful integration.”

Results of Operations

Second Quarter 2016 versus Prior Year Second Quarter 2015

Revenue from continuing operations for the second quarter of 2016 was $232.5 million, compared to $246.9 million in the second quarter of 2015, a decrease of $14.4 million or 5.8%. This revenue decrease resulted from the Company’s previously announced shift in revenue mix to a greater percentage of core infusion revenue and less lower margin chronic revenue.

Consolidated gross profit for the second quarter of 2016 was $64.2 million, or 27.6% of revenue, up 130 basis points as a percentage of revenue, compared to second quarter 2015 gross profit of $64.8 million, or 26.3% of revenue.

Consolidated Loss from continuing operations, net of income taxes for the second quarter of 2016 was $8.3 million representing an improvement of $236.6 million versus the same period prior year Consolidated Loss from continuing operations, net of income taxes of $244.9 million. The improvement in Consolidated Loss from continuing operations, net of income taxes resulted from the improved operating performance of the Company in 2016 combined with the fact that prior year second quarter 2015 included a significant non-cash cost associated with the impairment of goodwill, which did not recur in 2016 .

Consolidated Adjusted EBITDA from continuing operations for the second quarter of 2016 was $10.4 million representing an increase of $14.7 million versus the same period prior year Consolidated Adjusted EBITDA of a negative ($4.4) million. The increase in Consolidated Adjusted EBITDA resulted from the continued operating improvement initiatives employed by the Company to further reduce operating costs, including reducing bad debt costs as a result of significantly improved cash collection experience on accounts receivable.

Liquidity and Capital Resources

As of June 30, 2016, the Company had $121.8 million of liquidity, which consists of $51.4 million of cash and $70.4 of undrawn capacity available on its revolving credit facility. The Company intends to use $67.5 million of its liquidity in September 2016 to finance and complete the pending acquisition of the business of HS Infusion Holdings, Inc. (known as “Home Solutions”).

The Company’s net Days Sales Outstanding (“DSO”) improved to 39 days at June 30, 2016, four days less than the prior year second quarter 2015 DSO of 43 days.

Through the first six months of 2016, the Company’s cash flows from operations represent a net use of cash from operations totaling $15.7 million, significantly lower than the $44.2 million net use of cash during the same period last year. The $15.7 million use of cash from operations during the first six months of 2016 includes the impact of over $6.0 million in cash used for acquisition and restructuring matters. BioScrip expects to produce positive cash flow from operating activities over the second half of 2016, excluding the use of cash expected from integration and transaction costs from closing the Home Solutions acquisition.

As of June 30, 2016 the Company is in full compliance with its bank covenants under the terms of the Amended Credit Facility.

Update on Home Solutions Acquisition

As announced in June 2016, BioScrip entered into an agreement to acquire the business of Home Solutions. The acquisition is expected to generate $14 million to $17 million of annual operating cost reduction synergies within 12 to 18 months following the closing. The transformational transaction is expected to be accretive to BioScrip stockholders and drive significant benefits for all stakeholders. Furthermore, we expect the acquisition to strengthen the Company’s balance sheet and its leverage profile, thereby improving BioScrip’s strategic flexibility and competitive positioning, and realigning the Company as a growth platform in the attractive post-acute care segment.

The Home Solutions acquisition is expected to be completed in September 2016; the Company expects to hold a Special Meeting of Stockholders in early September 2016 to approve the transaction and amend the Company’s Certificate of Incorporation to permit an increase in the amount of common stock the Company is authorized to issue.

FY 2016 Guidance Update

BioScrip is updating its financial guidance for full year 2016 as disclosed in the chart below. BioScrip’s updated guidance includes the expected revenue and Adjusted EBITDA contribution of Home Solutions following closing of the transaction and reflects a nominal amount of the $14 million to $17 million of annual operating cost reduction synergies anticipated to be achieved within 12 to 18 months following completion of the acquisition. BioScrip expects to deliver annual run rate Adjusted EBITDA in the mid-$60 million range by the conclusion of 2016, which reflects only a small portion of the anticipated $14 million to $17 million of synergies.

The updated guidance range also reflects temporary timing delays on the realization of ongoing operating cost reductions and revenue mix improvement initiatives, primarily as a result of a shift in corporate resources used to focus on transaction diligence and planning for the successful integration of the Home Solutions acquisition.

	Full Year 2016
(dollars in millions, except EPS)	Low	High

Revenues	$940.0	$960.0

Adjusted EBITDA	45.0	50.0
adjusted ebitda margin	4.8%	5.2%

Stock Compensation	5.2	4.8
Depreciation & Amortization	18.0	17.0
Interest Expense, net	39.0	37.0
Acquisition, Integration, and Restructuring Costs	18.5	17.0
Income Tax (Benefit)	0.5	(0.5)
Preferred Stock Dividends	9.2	9.1
Net Loss - Continuing Ops	$(45.4)	$(34.4)
weighted average diluted shares	95.0	91.0
Diluted Loss Per Common Share	$(0.48)	$(0.38)

Conference Call and Presentation

BioScrip will host a conference call and live webcast today, August 8, 2016, at 9:00 a.m. Eastern Daylight Time, to discuss its second quarter 2016 financial results. Interested parties may participate by dialing 888-372-9592 (US) or 918-559-5628 (International) or by accessing a link on the Company's website at www.bioscrip.com.

A replay of the conference call will be available for two weeks after the call's completion by dialing 855-859-2056 (US) or 404-537-3406 (International) and entering conference call ID number 51653511. An audio webcast and archive will also be available for 30 days under the "Investor Relations" section of the Company's website.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of the Company's results of operations, projections of future levels of certain charges and expenses, and other statements regarding the Company's financial improvement plan and strategy. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from those in the forward-looking statement include but are not limited to risks associated with: the Company's ability to continue to execute its financial improvement plan to reduce operating costs and focus its business on its Infusion Services segment; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of BioScrip’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

TABLES TO FOLLOW

Schedule 1

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share amounts)

	June 30, 2016	December 31, 2015

ASSETS
Current assets
Cash and cash equivalents	$51,425	$15,577
Receivables, less allowance for doubtful accounts of $51,314 and $59,689 at June 30, 2016 and December 31, 2015, respectively	98,634	97,353
Inventory	32,446	42,983
Prepaid expenses and other current assets	16,509	27,772
Total current assets	199,014	183,685
Property and equipment, net	30,789	31,939
Goodwill	308,729	308,729
Intangible assets, net	3,512	5,128
Other non-current assets	1,203	1,161
Total assets	$543,247	$530,642
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Current portion of long-term debt	$9,357	$24,380
Accounts payable	48,887	65,077
Amounts due to plan sponsors	3,553	3,491
Accrued interest	6,706	6,898
Accrued expenses and other current liabilities	33,158	52,918
Total current liabilities	101,661	152,764
Long-term debt, net of current portion	390,102	393,741
Deferred taxes	589	236
Other non-current liabilities	1,655	1,861
Total liabilities	494,007	548,602
Series A convertible preferred stock, $.0001 par value; 825,000 shares authorized;
21,645 and 635,822 shares issued and outstanding; and, $2,459 and $69,702
liquidation preference as of June 30, 2016 and December 31, 2015, respectively	2,292	62,918
Series C convertible preferred stock, $.0001 par value; 625,000 shares authorized;
614,177 shares issued and outstanding; and $71,298 liquidation preference as of
June 30, 2016	65,025	-
Stockholders' equity
Preferred stock, $.0001 par value; 4,175,000 shares authorized; no shares issued and
outstanding as of June 30, 2016 and December 31, 2015, respectively	-	-
Common stock, $.0001 par value; 125,000,000 shares authorized; 116,641,664 and
71,421,664 shares issued and 113,880,241 and 68,767,613 shares outstanding as of
June 30, 2016 and December 31, 2015, respectively	12	8
Treasury stock, 2,761,423 and 2,654,051 shares, at cost, as of June 30, 2016 and
December 31, 2015, respectively	(11,009)	(10,737)
Additional paid-in capital	612,603	531,764
Accumulated deficit	(619,683)	(601,913)
Total stockholders' deficit	(18,077)	(80,878)
Total liabilities and stockholders' deficit	$543,247	$530,642

Schedule 2

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net revenue	$232,462	$246,897	$470,924	$491,254
Cost of revenue (excluding depreciation expense)	168,298	182,079	342,528	361,481
Gross profit	64,164	64,818	128,396	129,773
% of revenues	27.6%	26.3%	27.3%	26.4%

Other operating expenses	40,619	43,314	80,277	84,929
Bad debt expense	4,279	15,165	11,870	23,511
General and administrative expenses	9,414	11,866	20,465	23,565
Impairment of goodwill	-	238,000	-	238,000
Restructuring, acquisition, integration, and other expenses, net	4,291	5,969	6,958	9,673
Depreciation and amortization expense	4,252	6,247	8,790	12,041
Interest expense, net	9,469	9,080	18,881	18,243
Gain on disposition of property and equipment	-	-	(939)	-
Loss from continuing operations, before income taxes	(8,160)	(264,823)	(17,906)	(280,189)
Income tax expense (benefit)	149	(19,921)	172	(17,993)
Loss from continuing operations, net of income taxes	(8,309)	(244,902)	(18,078)	(262,196)
Income (loss) from discontinued operations, net of income taxes	75	94	308	(2,285)
Net loss	$(8,234)	$(244,808)	$(17,770)	$(264,481)
Accrued dividends on preferred stock	(2,056)	(1,805)	(4,054)	(2,258)
Deemed dividend on preferred stock	(173)	(2,186)	(345)	(3,350)
Loss attributable to common stockholders	$(10,463)	$(248,799)	$(22,169)	$(270,089)

Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	73,186	68,698	70,978	68,668

Loss from continuing operations, basic and diluted	$(0.14)	$(3.62)	$(0.32)	$(3.90)
Income from discontinued operations, basic and diluted	-	-	-	(0.03)
Net loss, basic and diluted	$(0.14)	$(3.62)	$(0.32)	$(3.93)

                      Schedule 3

BIOSCRIP, INC AND SUBSIDIARIES

CONSOLIDATED CONDENSED CASH FLOWS

(in thousands)

	Three Months Ended		Six Months Ended	Three Months Ended		Six Months Ended
	3/31/2015	6/30/2015	6/30/2015	3/31/2016	6/30/2016	6/30/2016
Cash flows from operating activities:
Net loss from continuing operations	$(17,294)	$(244,902)	$(262,196)	$(9,769)	$(8,309)	$(18,078)
Receivables, net of bad debt expense	799	7,134	7,933	(4,417)	3,136	(1,281)
Inventory	(4,666)	(483)	(5,149)	13,867	(3,330)	10,537
Prepaid expenses and other assets	(854)	163	(691)	7,897	(7,575)	322
Accounts payable	995	(13,723)	(12,728)	(11,995)	(4,195)	(16,190)
Accrued interest	(4,585)	4,437	(148)	(4,630)	4,438	(192)
Accrued expenses and other liabilities	(11,200)	1,267	(9,933)	(2,227)	(851)	(3,078)
Non-Cash Adjustments:
Depreciation and amortization	5,794	6,247	12,041	4,538	4,252	8,790
Impairment of goodwill	-	238,000	238,000	-	-	-
Deferred Taxes	1,927	(17,761)	(15,834)	174	178	352
Other Non-Cash	2,457	2,082	4,539	1,590	1,552	3,142
Operating Cash Flow (Use)	(26,627)	(17,539)	(44,166)	(4,972)	(10,704)	(15,676)
Discontinued operations	(1,421)	(573)	(1,994)	(5,989)	76	(5,913)
Capital expenditures	(2,063)	(3,734)	(5,797)	(2,429)	(3,037)	(5,466)
Pittsburgh sale proceeds	-	-	-	1,105	27	1,132
Preferred stock and warrants	58,951	-	58,951	-	-	-
Common stock raise, net	-	-	-	-	83,267	83,267
Term note (repayments)	-	-	-	(3,137)	(3,137)	(6,274)
Revolver borrowing (repayments)	(5,000)	-	(5,000)	8,000	(23,000)	(15,000)
Deferred financing costs and other	(1,332)	(229)	(1,561)	(104)	(118)	(222)
Total All Cash Flow (Use)	$22,508	$(22,075)	$433	$(7,526)	$43,374	$35,848

Schedule 4

BIOSCRIP, INC. AND SUBSIDIARIES

 QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Adjusted EBITDA by Segment:
Infusion Services Adjusted EBITDA	$19,266	$6,339	$36,249	$21,333
Adjusted EBITDA margin %	8.3%	2.6%	7.7%	4.3%
Corporate Overhead	(8,895)	(10,704)	(18,475)	(20,746)
Corporate Overhead margin %	(3.8%)	(4.3%)	(3.9%)	(4.2%)

Consolidated Adjusted EBITDA	10,371	(4,365)	17,774	587
Adjusted EBITDA margin %	4.5%	(1.8%)	3.8%	0.1%

Interest expense, net	(9,469)	(9,080)	(18,881)	(18,243)
Gain on sale of property and equipment	-	-	939	-
Income tax expense	(149)	19,921	(172)	17,993
Depreciation and amortization expense	(4,252)	(6,247)	(8,790)	(12,041)
Impairment of goodwill	-	(238,000)	-	(238,000)
Stock-based compensation expense	(519)	(1,162)	(1,990)	(2,819)
Restructuring, acquisition, integration, and other expenses, net (1)	(4,291)	(5,969)	(6,958)	(9,673)
Loss from continuing operations, net of income taxes	$(8,309)	$(244,902)	$(18,078)	$(262,196)

General and Administrative Expenses on Face of Income Statement:
Corporate overhead	$(8,895)	$(10,704)	$(18,475)	$(20,746)
Stock-based compensation expense	(519)	(1,162)	(1,990)	(2,819)
General and administrative expenses	$(9,414)	$(11,866)	$(20,465)	$(23,565)

(1) Restructuring, acquisition, integration and other expenses, net include costs associated with restructuring, acquisition, and integration initiatives such as employee severance costs, certain legal and professional fees, redundant wage costs, impacts recorded from the change in contingent consideration obligations, and other costs related to contract terminations and closed locations.

Schedule 5

BIOSCRIP, INC. AND SUBSIDIARIES

QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	3/31/2016	6/30/2016	12/31/2016

Net revenue	$238,462	$232,462	$470,924
Cost of revenue (excluding depreciation expense)	174,230	168,298	342,528
Gross profit	64,232	64,164	128,396
% of revenues	26.9%	27.6%	27.3%

Other operating expenses	39,658	40,619	80,277
Bad debt expense	7,591	4,279	11,870
General and administrative expenses	11,051	9,414	20,465
Impairment of goodwill	-	-	-
Restructuring, acquisition, integration, and other expenses, net	2,667	4,291	6,958
Depreciation and amortization expense	4,538	4,252	8,790
Interest expense, net	9,412	9,469	18,881
Gain on disposition of property and equipment	(939)	-	(939)
Loss from continuing operations, before income taxes	(9,746)	(8,160)	(17,906)
Income tax expense (benefit)	23	149	172
Loss from continuing operations, net of income taxes	(9,769)	(8,309)	(18,078)
Income from discontinued operations, net of income taxes	233	75	308
Net loss	(9,536)	(8,234)	$(17,770)
Accrued dividends on preferred stock	(1,998)	(2,056)	(4,054)
Deemed dividends on preferred stock	(172)	(173)	(345)
Loss attributable to common stockholders	$(11,706)	$(10,463)	$(22,169)

Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	68,771	73,186	70,978

Loss from continuing operations, basic and diluted	$(0.17)	$(0.14)	$(0.32)
Income from discontinued operations, basic and diluted	-	-	-
Net loss, basic and diluted	$(0.17)	$(0.14)	$(0.32)

Schedule 6

BIOSCRIP, INC. AND SUBSIDIARIES

QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended				Twelve Months Ended
	3/31/2015	6/30/2015	9/30/2015	12/31/2015	12/31/2015

Net revenue	$244,357	$246,897	$247,224	$243,745	$982,223
Cost of revenue (excluding depreciation expense)	179,402	182,079	181,991	177,836	721,308
Gross profit	64,955	64,818	65,233	65,909	260,915
% of revenues	26.6%	26.3%	26.4%	27.0%	26.6%

Other operating expenses	41,616	43,314	41,198	39,870	165,998
Bad debt expense	8,346	15,165	9,321	8,210	41,042
General and administrative expenses	11,699	11,866	9,308	9,651	42,524
Impairment of goodwill	-	238,000	13,850	-	251,850
Restructuring, acquisition, integration, and other expenses, net	3,704	5,969	5,369	9,363	24,405
Depreciation and amortization expense	5,794	6,247	5,471	5,231	22,743
Interest expense, net	9,163	9,080	9,507	9,563	37,313
Loss from continuing operations, before income taxes	(15,367)	(264,823)	(28,791)	(15,979)	(324,960)
Income tax expense (benefit)	1,928	(19,921)	(4,551)	1,012	(21,532)
Loss from continuing operations, net of income taxes	(17,295)	(244,902)	(24,240)	(16,991)	(303,428)
Income from discontinued operations, net of income taxes	(2,379)	94	7,457	(1,451)	3,721
Net loss	$(19,674)	$(244,808)	$(16,783)	$(18,442)	$(299,707)
Accrued dividends on preferred stock	(453)	(1,805)	(1,899)	(1,963)	(6,120)
Deemed dividends on preferred stock	(1,164)	(2,186)	(169)	(171)	(3,690)
Loss attributable to common stockholders	$(21,291)	$(248,799)	$(18,851)	$(20,576)	$(309,517)

Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	68,637	68,698	68,742	68,760	68,710

Loss from continuing operations, basic and diluted	$(0.28)	$(3.62)	$(0.38)	$(0.28)	$(4.56)
Income from discontinued operations, basic and diluted	(0.03)	-	0.11	(0.02)	0.05
Net loss, basic and diluted	$(0.31)	$(3.62)	$(0.27)	$(0.30)	$(4.51)